UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2020
Ciner Resources LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36062 (Commission File Number)	46-2613366 (IRS. Employer Identification No.)

Five Concourse Parkway Suite 2500 Atlanta, GA 30328 (Address of principal executive office)

(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 30, 2020, Ciner Resources LP (the "Partnership") issued a press release announcing the declaration of its fourth quarter 2019 distribution. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Ciner Resources LP, dated January 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2020	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/ Marla E. Nicholson
Marla E. Nicholson
Vice President, General Counsel and Secretary